Exhibit 99.1

BioDelivery Sciences Adds New Executive

to Lead Business and Strategic Development

Former Closure Medical executive Benny Ward adds depth to BDSI’s executive management team

RALEIGH, N.C., September 7, 2010 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced today the hiring of Benny Ward as Executive Vice President of Business and Strategic Development. In this capacity, Mr. Ward, the former Vice President of Finance and Chief Financial Officer of Closure Medical Corporation, will lead BDSI’s business and strategic development initiatives as well as investor relations activities. Mr. Ward will report directly to Dr. Mark A. Sirgo, President and Chief Executive Officer.

Mr. Ward has nearly 15 years of financial, operations and management experience with private and public medical technology companies. From 2006 to 2008, he served as a senior executive of venture backed InnerPulse, Inc., a cardiac rhythm management company, where, among other accomplishments, he helped the company secure over $50 million of equity financing. From 1996 to 2005, Mr. Ward was involved in building Closure Medical from an early stage enterprise, through its initial public offering and into a multi-million dollar, Nasdaq-listed company prior to its sale in 2005 to Johnson & Johnson. Before joining Closure Medical, he spent three years as an auditor at Price Waterhouse.

In commenting on the hiring of Mr. Ward, Dr. Sirgo stated, “We are excited to have someone with Benny’s business and financial acumen and successful transaction experience join BDSI at such an important time in the growth of our company. We have reached a stage in our development where our business dictates that we begin to add executive management depth and talent to directly oversee key areas such as business and strategic development. Benny’s experience in building companies will be of significant value to us. In addition, Benny’s experience in working with the investment community on a day–to-day basis will be instrumental in our efforts to enhance our investor relations activities.”

About BioDelivery Sciences International

BioDelivery Sciences (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the Company’s patented BEMA buccal soluble film technology. ONSOLIS (fentanyl buccal soluble film) was approved by FDA on July 16, 2009 for the management of breakthrough pain in patients with cancer, eighteen years of age and older, who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain. The commercial rights to ONSOLIS are licensed to Meda AB, who launched ONSOLIS in the U.S. last October, and Kunwha Pharmaceutical Co. Ltd. BDSI’s second pain product, BEMA Buprenorphine, completed Phase 2 clinical development for the treatment of pain; a higher dose formulation is being developed for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron) and migraine (BEMA “Triptan”). BDSI’s headquarters is located in Raleigh, North Carolina. For more information please visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com